Execution Version 296400582.7 AIRCRAFT SALE AND PURCHASE AGREEMENT Dated as of , 2025 among THE SELLERS PARTY HERETO as Sellers VMO AIRCRAFT LEASING IRELAND as Seller Guarantor and LATAM AIRLINES GROUP S.A. as Buyer for Eleven (11) Used Airbus A321 Aircraft

Aircraft Sale and Purchase Agreement IN WITNESS WHEREOF, The parties hereto have executed this Agreement as of the date first above written. WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 7005 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6949 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 7081 Trust, as a Seller By __________________________________ Name: Title:

Aircraft Sale and Purchase Agreement WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6698 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6798 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 7036 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6780 Trust, as a Seller By __________________________________ Name: Title:

Aircraft Sale and Purchase Agreement WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6894 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6895 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6899 Trust, as a Seller By __________________________________ Name: Title: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee of MSN 6797 Trust, as a Seller By __________________________________ Name: Title:

Aircraft Sale and Purchase Agreement VMO AIRCRAFT LEASING IRELAND, as Seller Guarantor By__________________________________ Name: Title:

Aircraft Sale and Purchase Agreement LATAM AIRLINES GROUP S.A., as Buyer By__________________________________ Name: Title: